Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

YogaWorks, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No.333-220008) of YogaWorks, Inc. of our report dated March 27, 2019, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Los Angeles, California

March 27, 2019